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                                                                    EXHIBIT 21.1

SUBSIDIARIES


EXEL Holdings Limited (100%) - Cayman
EXEL Acquisition Ltd. (100%) - Cayman
Reeve Court Insurance Company (51%) - Bermuda
Reeve Court Holdings Ltd. (50%) - Bermuda
XL Capital Products Ltd (100%) - Bermuda
X. L. Property Holdings Ltd. (50%) - Bermuda
XL Financial Assurance Ltd (80%) - Bermuda
XL Insurance Ltd (100%) - Bermuda
X. L. Investments Ltd. (100%) - Bermuda
XL Global Services (Bermuda) Ltd (100%) - Bermuda
X. L.  Holdings Barbados Ltd. (100%) - Barbados
X. L. One Ltd. (100%) - Bermuda
X. L. Two Ltd. (100%) - Bermuda
EXEL Cumberland Limited (100%)  - UK
IPT Compliance Limited (100%) - UK
X. L. America Inc. (100%) - Delaware
X. L. Europe (100%) - Republic of Ireland
X. L. Insurance Company of America, Inc. (100%) - New York
Inquislogic Inc. (100%) - Delaware
X. L. Global Services, Inc. (100%) - Delaware
X. L. Risk Solutions Inc. (100%) - Connecticut
X. L. Australia Pty Ltd. (100%) - Australia
X.L. Investment Private Trustee Ltd. (100%) - Bermuda
First Cumberland Bank, Inc. (100%) - Barbados
Garrison Investments Inc. (100%) - Barbados
Inquislogic Ltd. (100%) - Barbados
Kensington Investments Inc. (100%) - Barbados
X. L. Investments (Barbados) Inc. (100%) - Barbados
Cumberland Holdings, Inc. (100%) - Delaware
Mid Ocean Limited (73% - Class A) - Cayman
Mid Ocean Holdings Limited (100%) - Bermuda
XL Mid Ocean Reinsurance Ltd (100%) - Bermuda
LARC Holdings Ltd. (74%) - Bermuda
L. A. Reinsurance Company, Ltd. (100%) - Bermuda
Ridgewood Holdings Company (100%) - Bermuda
The Brockbank Group Plc (100%) - UK
Baltusrol (51%) - Bermuda
Brockbank holdings (100%) - UK
Brockbank Underwriting (100%) - UK
County Down Ltd. (100%) - UK
Dornoch Ltd. (100%) - UK
Brockbank Insurance Services (100%) - UK